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                                                                      EX-99.d.11

                                                      AMENDMENT #1 TO SCHEDULE A

PORTFOLIOS OF BRINSON RELATIONSHIP FUNDS

Brinson High Yield Fund
Brinson Defensive High Yield Fund
Brinson Securitized U.S. Mortgage Fund

This Amendment has been agreed to as of this 21st day of May, 2001 by the undersigned.


         BRINSON RELATIONSHIP FUNDS

                  By:      /s/ Brian M. Storms
                           -----------------------------------
                           Brian M. Storms

                           Title:   President
                                    --------------------------


         BRINSON PARTNERS, INC.

                  By:      /s/ Benjamin F. Lenhardt, Jr.
                           -----------------------------------
                           Benjamin F. Lenhardt, Jr.

                           Title:   President and CEO
                                    --------------------------

         BRINSON PARTNERS, INC.

                  By:      /s/ Mark F. Kemper
                           -----------------------------------
                           Mark F. Kemper

                           Title:   Secretary
                                    --------------------------